LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated December 18, 2017

BETWEEN:

 ANDREI AFANASENCO

Full Name of the “Lender”

OF THE FIRST PART

AND

                                                           KELINDA

Full Name of the “Borrower”

OF THE SECOND PART

IN CONSIDERATION OF the Lender loaning certain amount of monies (the “Loan”) to the Borrower, and the Borrower repaying the Loan to the Lender, both parties agree to keep, perform and fulfill the promises and conditions set out in this Agreement:

Loan Amount and Interest

1.

The Lender promises to loan $40,000.00 USD to the Borrower in full or partially and the Borrower promises to repay this principal amount to the Lender with 0% interest payable.

Payment

2.

This Loan will be repaid in full or partially at a request of the Lender. The Lender agrees not to request the repayment earlier than two years from the date of this Agreement.

Default

3.

Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing under this Agreement at that time immediately due and payable.

Default

4.

This Agreement will be construed in accordance with and governed by the laws of the State of Nevada.

Costs

5.

All costs, expenses and expenditures including, without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

Binding Effect

6.

This Agreement will pass to the benefit of and be binding upon respective heirs, executors, administrators, successors and permitted assigns of the Borrower and Lender. The Borrower waives presentment for repayment, notice of non-payment, protest, and notice of protest.

Amendments

7.

This Agreement may only be amended or modified by a waiver or modified by a written or verbal instrument by both the Borrower and the Lender.

Severability

8.

The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduces in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

General Provisions

9.

 Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words if the masculine mean and include the feminine and vice versa.

Entire Agreement

10.

This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand on December 18, 2017.

 ANDREI AFANASENCO

Full Name of the “Lender”

 /s/ Andrei Afanasenco

Authorized Signatory of the “Lender”

KELINDA

 /s/ Petru Afanasenco

Authorized Signatory of the “Borrower”